EXHIBIT 99.5

ACCRUED COMPENSATION CONVERSION AGREEMENT

This Accrued Compensation Conversion Agreement (the “Agreement”) is made and entered into this 21th day of September 2007 (the “Effective Date”), by and between Susan Darby Guillama, Vice President of The Quantum Group, Inc. (the “Executive”), and The Quantum Group, Inc., a Nevada corporation (the “Company”).

WHEREAS, the Company acknowledges that as of the Effective Date it owes the Executive Accrued Compensation (as defined below); and

WHEREAS, the Company’s Board of Directors (the “Board”) has determined it to be in the best interest of the Company to allow the Executive to convert one hundred percent (100%) of the Accrued Compensation into a nonconvertible promissory note; and

WHEREAS, the Executive agrees to accept in lieu of the Accrued Compensation the Promissory Note (as defined below), understands that the Promissory Note may be deemed compensation for federal income tax purposes and that the Company may have a withholding obligation with respect to such compensation.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1.

Definitions.

1.1

“Accrued Compensation” shall mean $234,583, which represents all monies earned or accrued by the Executive, including the compensation approved by the Board on April 30, 2007, from August 1, 2003 through August 31, 2007 but not paid to the Executive by the Company as of the Effective Date.

1.2

“Promissory Note” shall mean the promissory note attached hereto as Attachment A pursuant to which the Accrued Compensation is converted into a twenty-four (24) month, eight percent (8%) note payable by the Company in equal monthly payments consisting of principal and interest.

2.

Promissory Note.

2.1

The Company automatically shall convert into a Promissory Note one hundred percent (100%) of the Accrued Compensation.  A copy of the Promissory Note is attached as Attachment A hereto.

2.2

Payment of Taxes and Related Expenses.  The Company shall pay any normal social security tax or similar obligation arising in connection with the Promissory Note in the normal course of business.

3.

Acceptance and Waiver. The Executive acknowledges that (a) she is accepting the Promissory Note in lieu of payment by the Company of the Accrued Compensation in immediately available funds, (b) she waives all right to receive the Accrued Compensation in immediately available funds, and (c) upon receipt of the Promissory Note, she has received all amounts owed to her by the Company as of the Effective Date, except any outstanding expenses still to be submitted.

4.

Notices and Addresses.  All notices, acceptance and any other acts under this Agreement shall be in writing, and shall be sufficiently given if delivered to the addresses in person, by Federal Express or similar courier delivery or by facsimile delivery, as follows:

Executive:

At the address designated on the signature page of this Agreement.

The Company:

The Quantum Group, Inc.

3420 Fairlane Farms Road, Suite C

Wellington, Florida 33414

Attention:  Donald B. Cohen, CFO

or to such other address as either of them, by notice to the others may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

5.

Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. This Agreement may not be changed, waived, discharged, or terminated orally but, rather, only by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge or termination is sought.

6.

Section Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Agreement.

7.

Severability.  In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

8.

Choice of Law and Jurisdiction.  This Agreement shall be governed by the laws of the State of Florida. Each of the parties consents to the jurisdiction of the applicable State or Federal Court located in Palm Beach County, Florida in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum nonconveniens to the bringing of any such proceeding in such jurisdictions.

9.

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

10.

Benefit.  This Agreement shall be binding upon and inure to the benefit of the parties hereto.

IN WITNESS WHEREOF, this Agreement is entered into as of the date first set forth above.

THE QUANTUM GROUP, INC.

By:	/s/ DONALD B. COHEN
Name:	Donald B. Cohen
Title:	Vice President & CFO

AGREED AND ACCEPTED BY:

SUSAN DARBY GUILLAMA

/s/ Susan Darby Guillama

Address to Which Correspondence

Should be Directed:

3420 Fairlane Farms Road

Wellington, FL  33414

City, State and Zip Code

Attachment A

Form Promissory Note